UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EBIZWARE, INC.
(Name of registrant as specified in its charter)

Delaware	5182	61-1633330
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

eBizware, Inc.
5251 West 116th Place, Suite 200
Overland Park, KS 66211
(913) 826-6888
(Address and telephone number of registrant’s principal executive offices)

Capital Services, Inc.
1675 South State Street, Suite B
Dover, Delaware 19901
Telephone: (800) 316-6660
(Name, address and telephone number of agent for service)

Copies to:

Harold P. Gewerter, Esq.

Gewerter & Dowling

1212 S. Casino Center

Las Vegas, Nevada 89104

Telephone: (702)382-1714

harold@gewerterlaw.com

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  X  .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share ($)	Proposed Maximum Aggregate Offering Price ($)(2)	Amount of Registration Fee ($)
Shares of Common Stock, par value$0.0001	1,500,000	$0.05	$75,000	$8.72

(1)

1,500,000 shares are being offered by a direct offering at the price of $0.05 per share.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

EBizware, Inc.

1,500,000 Shares of Common Stock

$0.05per share

$75,000 Maximum Offering

eBizware, Inc. (“eBizware” or the "Company") is offering on a best-efforts basis a minimum of 200,000 and a maximum of 1,500,000 shares of its common stock at a fixed price of $0.05 per share. The price of $0.05 per share is a fixed for the duration of this offering. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of Mark W. DeFoor, our sole officer and director. After the effective date of this prospectus, Mr. DeFoor intends to advertise through personal contacts, telephone, and hold investment meetings. We will not utilize the Internet or print media to advertise our offering. Mr. DeFoor will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in eBizware as a possible investment. For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o eBizware, Inc. All subscription funds will be held in a Trust Account pending the achievement of the Minimum Offering and no funds shall be released to eBizware until such a time as the minimum proceeds are raised. Any additional proceeds received after the Minimum Offering is achieved will be immediately released to the Company by the Escrow Agent, Harold P. Gewerter, Esq., Ltd. If the Minimum Offering is not achieved within 360 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. See the section entitled "Plan of Distribution” herein. Neither the Company nor any subscriber shall be entitled to interest no matter how long subscriber funds might be held.

The offering may terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares is completed, (ii) anytime after the minimum offering of 200,000 shares of common stock is achieved, or (iii) 360 days from the effective date of this document.

Prior to this offering, there has been no public market for eBizware common stock. We have limited operations and has generated minimal revenue. Therefore, any investment involves a high degree of risk.

We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB).

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 10.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0.05
Minimum	200,000	$10,000	$0.00	$10,000
50% of Maximum	750,000	$37,500	$0.00	$37,500
Maximum	1,500,000	$75,000	$0.00	$75,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The price of $0.05 per share is a fixed for the duration of this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. EBIZWARE, INC. MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

eBizware does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is ______________, 2015.

TABLE OF CONTENTS

PART I: INFORMATION REQUIRED IN PROSPECTUS
SUMMARY OF PROSPECTUS	6
General Information about the Company	6
The Offering	8
RISK FACTORS	10
RISKS ASSOCIATED WITH THIS OFFERING	14
USE OF PROCEEDS	16
DETERMINATION OF OFFERING PRICE	17
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	17
PLAN OF DISTRIBUTION	18
Offering will be Sold by Our Officer and Director	18
Terms of the Offering	19
Deposit of Offering Proceeds	20
Procedures and Requirements for Subscription	20
DESCRIPTION OF SECURITIES	20
INTEREST OF NAMED EXPERTS AND COUNSEL	21
DESCRIPTION OF OUR BUSINESS	22
General Information	22
Patents and Trademarks	22
Need for any Government Approval of Products or Services	22
Government and Industry Regulation	22
Research and Development Activities	23
Environmental Laws	23
Employees and Employment Agreements	23
DESCRIPTION OF PROPERTY	23
LEGAL PROCEEDINGS	23
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	23
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	24
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE	27
FINANCIAL DISCLOSURE	27
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	27
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	28
EXECUTIVE COMPENSATION	29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30
FUTURE SALES BY EXISTING STOCKHOLDERS	30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	30
INDEMNIFICATION	30
AVAILABLE INFORMATION	30
FINANCIAL STATEMENTS	F-1
Report of Independent Registered Public Accounting Firm	F-2
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	II-1
INDEMNIFICATION OF DIRECTORS AND OFFICERS	II-1
RECENT SALES OF UNREGISTERED SECURITIES.	II-1
EXHIBITS.	II-2
UNDERTAKINGS	II-2

PART I: INFORMATION REQUIRED IN PROSPECTUS

EBIZWARE, INC.

5251 WEST 116th PLACE, Suite 200

OVERLAND PARK, KS 66209

(913)826-6888

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to “eBizware, Inc.”.

General Information about the Company

eBizware.com, Inc. (the “Company”), a Delaware corporation, was formed on December 31, 2013. The Company is headquartered at 5251 West 116th Place, Suite 200, Overland Park Kansas 66211. The Company was formed to continue the development and distribution of a software solution that provides visual online data resource for our customers to integrate with third party implementations.

The exchange of data is a constant problem for most organizations no matter what their size.  eBizware began operations with the intent of providing customers with middle-ware applications.  Our tools allow for the customer to attach our software to their resident database, no matter the manufacturer, via an online connection string builder.  Once the customer’s database is attached to the eBizware tool, you have the ability, through our online resource, resident or on one of our servers, to choose the data you would like to distribute and how you would like to distribute it.  eBizware offers several standard delivery options, the system can deliver a .csv file (comma separated value file), a txt file, web service or API (application programming interface), all without any additional programming or resources.

The system is currently operational and in production for two customers.  We are working towards the next release, which will include a complete Email Notification Factory.  The email factory will allow current customers the ability to map the data from our production system and create bulk email notifications from those results.  The factory is in beta testing now and should be able to be in production within the next 60 days.

The Company began generating revenue in September 2014 and has several options to increase the revenue. Our revenue model is a subscription service, paid monthly prior to the beginning of that month. Installation has occurred for the customer Yoga Patch LLC at www.yogapatch.com as of January 1, 2015.  First quarter of 2015 will be used as a timeframe for data integration and testing.  Revenue will commence on April 1, 2015.  Final terms have need been settled.  Currently, Yoga has moved all 3,080 customer files into production and have been operating successfully since the January 1st date.

The Company’s sole officer and director will own over 76% after this offering is completed at the maximum offering and over 96% in the event of the minimum offering. As a result, Mr. DeFoor will have control of the Company. Mr. Mark W. DeFoor, the Company’s president, owns 5,000,000 of the Company’s common stock.

As of the date of this prospectus, eBizware has 5,000,000 shares of $0.0001 par value common stock issued and outstanding.

eBizware has administrative offices located at 5251 West 116th Place, Suite 200, Overland Park Kansas 66211. Regus provides the office for $59/month. The agreement is for a term of twelve months. As of August 31, 2014, the Company has 5 months remaining on this lease with a January 31, 2015 expiration.

eBizware fiscal year end is August 31.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A)

the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)

the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)

the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D)

the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A(a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

The following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered:	eBizware is offering, on a best-efforts, self-underwritten basis, a minimum of 200,000 and a maximum of 1,500,000 shares of its common stock.

Offering Price per Share:	$.05

Offering Period:

The shares are being offered for a period not to exceed 360 days. There is no minimum investment required to be purchased from any individual investor. If the Minimum Offering is not achieved within 360 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The offering may terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares is completed, (ii) anytime after the minimum offering of 200,000 shares of common stock is achieved, or (iii) 360 days from the effective date of this document.

Escrow Account:

The subscription proceeds from the sale of the shares in this offering will be payable to “Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o eBizware, Inc.” and will be deposited in a separate (limited to funds received on behalf of eBizware) non-interest bearing law office trust bank account until the Minimum Offering proceeds are raised. No interest will be available for payment to either to the Company or the investors (since the funds are being held in a non-interest bearing account). All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to eBizware until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent, Harold P. Gewerter, Esq., Ltd. Release of the funds to the Company is based upon our escrow agent, Harold P. Gewerter, Esq., Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company. Written notice will be mailed to each investor that the minimum offering amount has been received and the offering proceeds have been distributed to the Company. All subscription agreements and checks should be delivered to Harold P. Gewerter, Esq., Ltd. Failure to do so will result in checks being returned to the investor who submitted the check. eBizware escrow agent, Harold P. Gewerter, Esq., Ltd,., acts as legal counsel for eBizware and is therefore not an independent third party.

Net Proceed to Company:	Minimum Amount: $10,000
50% of Maximum Amount: $37,500
Maximum Amount: $75,000

Use of Proceeds:	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding Before the Offering:	5,000,000 common shares

Number of Shares Outstanding After the Offering:	6,500,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to eBizware assets, book value, historical earnings, or net worth.

EBizware will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, marketing, office supplies, and other administrative related costs.

The Company has not presently secured an independent stock transfer agent. eBizware has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or as soon thereafter as practicable.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for eBizware common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from eBizware’s Audited Statements of Operations for the period from inception, December 31, 2013, to August 31, 2014 and the six month period ended February 28, 2015.

BALANCE SHEETS
FEBRUARY 28, 2015 AND AUGUST 31, 2014

	February 28, 2015 (Unaudited)	August 31, 2014
ASSETS

CURRENT ASSETS
Cash	$6,699	$500
Accounts receivable	3,750	-

Total current assets	10,449	500

TOTAL ASSETS	$10,449	$500

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$4,000	$-
Accounts payable - related party	601	542
Total current liabilities	4,601	542

TOTAL LIABILITIES	4,601	542

STOCKHOLDERS' DEFICIT
Preferred stock; $0.0001 par value, authorized: 75,000,000 shares, no shares issued and outstanding	-	-
Common stock; $0.0001 par value, authorized: 425,000,000 shares. 5,000,000 shares issued and outstanding	500	500
Additional paid-in capital	-	-
Accumulated deficit	5,348	(542)
Total stockholders' deficit	5,848	(42)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$10,449	$500

STATEMENT OF OPERATIONS
FOR THE SIX MONTH PERIOD ENDED FEBRUARY 28, 2015

(Unaudited)
For The Six Months Ended February 28, 2015

REVENUE
Software – related party	$22,500

OPERATING EXPENSES
General and administrative expense	16,610

TOTAL OPERATING EXPENSES	16,610

NET INCOME BEFORE INCOME TAXES	5,890

INCOME TAX EXPENSE	-

NET INCOME (LOSS)	$5,890

The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

As shown in the financial statements accompanying this prospectus, eBizware has had minimal revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

MARK W. DEFOOR, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 15 HOURS PER WEEK TO COMPANY MATTERS. ONCE THE PUBLIC OFFERING IS CLOSED, MR. DEFOOR PLANS TO SPEND THE TIME NECESSARY FOR THE DEVELOPMENT OF THE MARKETING CAMPAIGN, AND DIRECT THE PRIMARY OPERATIONS OF THE BUSINESS. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME HE MAY HAVE. THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH MINIMAL REVENUES OR NO PROFITS.

Our business plan does not provide for the hiring of any additional employees on a full-time basis until revenue will support the expense. Until that time, the responsibility of developing the company's business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon Mark W. DeFoor. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

MARK W. DEFOOR’S LACK OF EXPERIENCE IN MANAGEMENT OF REPORTING COMPANIES

Mr. DeFoor does not have substantial experience in running a public company that is a reporting company with the Securities and Exchange Commission. This lack of experience may cause delayed filings; this increases the risk of being delisted by FINRA because of late filings, and this may result in being subjected to civil penalties and having the market price of the Company’s common stock decrease in value due to these and other factors related to lack of experience with reporting companies.

IN THE FUTURE OUR COMPANY WILL BE REQUIRED TO PROVIDE MANAGEMENT’S REPORT ON THE EFFECTIVENESS OF OUR INTERNAL CONTROL OVER FINANCIAL REPORTING AND WE WILL BE SUBJECT TO AUDITOR ATTESTATION REQUIREMENTS.

The Company will not be required to provide management’s report on the effectiveness of our internal controls over financial reporting until our second annual report. In addition, the Company will be exempt from the auditor attestation requirements concerning any such report so long as we are a smaller reporting company. This may cause the Company to incur additional costs related to auditing and also the examination, investigation and report on internal controls.

THE COMPANY MAY REQUIRE ADDITIONAL CAPITAL TO FUND PLANNED OPERATIONS FOR A 12 MONTH PERIOD

The Company is currently generating revenue, however to conduct the operations planned and discussed herein, the Company would only have sufficient capital resources to operate for approximately 3 months.   Raising the minimum offering ($10,000) would provide the Company with sufficient capital resources to operate for approximately 5 months.  Raising the 50% of the maximum offering ($37,500) would provide the Company with sufficient capital resources to operate for approximately 12 months.

THE COMPANY DOES NOT HAVE AN EMPLOYMENT AGREEMENT WITH MR. DEFOOR, WHICH SUBJECTS THE COMPANY TO RISKS.

By not having an employment agreement with Mr. DeFoor, the company subjects itself to risk. One potential risk is that Mr. DeFoor can quit at anytime without providing any notice or following any specific procedures. Another risk is that company may lose intellectual property rights to any works that Mr. DeFoor created will employed by the company.

MR. DEFOOR’S HISTORY OF FILING INITIAL PUBLIC OFRERINGS FOR DEVELOPMENT STAGE BUSINESSES, HIS ROLE AS A PROMOTER FOR SIMILAR OFFERINGS INDICATE THAT THERE IS A SIGNIFICANT RISK THAT MR. DEFOOR MAY RESIGN PRIOR TO FULLY EFFECTUATING THE BUSINESS PLAN FOR THE COMPANY.

Mr. DeFoor, our CEO, was an officer and director of SECURE NetCheckIn Inc., a development stage company offering cloud-based scheduling and notification products.  SECURE NetCheckIn devoted substantially all of its efforts to corporate formation, raising capital, and business plan development prior to entering into a reverse merger transaction whereby Mr. DeFoor resigned. Mr. DeFoor was also founder, president, CEO, and director of Title Starts Online, Inc., now AMP Holding Inc. Title Starts Online was also a development stage company and shell company prior to a reverse merger transaction whereby Mr. DeFoor resigned. Thus Mr. Defoor’s history of filing initial public offerings for development stage businesses, his role as a promoter for similar offerings indicate that there is a significant risk that Mr. Defoor may resign prior to fully effectuation the business plan for the Company.

THE COMPANY'S SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Mr. DeFoor, our sole officer and director, has other business interests and currently devotes approximately 15 hours per week to our operations. If Mr. DeFoor is not able to devote sufficient time to run the Company, it may result in periodic interruptions in developing and furthering our business. If he is unable to fulfill any aspects of his duties to the Company it could have a significant negative effect on the success.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH MAY IMPACT THE COMPANY AND THE VALUE OF THE INVESTMENT

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future revenues, our ability to hire key personnel, level of acceptance of our products in the marketplace, general economic conditions, and Mr. DeFoor’s time allocation to further the business.

THE COMPANY HAS GENERATED MINIMAL REVENUES AND DOES NOT HAVE AN OPERATING HISTORY; AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

The Company was incorporated on December 31, 2013; we have not yet commenced our full scale business operations and we have not yet realized significant revenues. We have minimal operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS

AUDITOR’S GOING CONCERN

As shown in the financial statements accompanying this prospectus, eBizware has had minimal revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

OUR STOCK MAY BE CONSIDERED A “PENNY STOCK” AND THEREFORE WOULD BE SUBJECT TO SEC RULES GOVERNING LIMITS RELATING TO LIQUIDITY WHICH MAY AFFECT THE TRADING PRICE.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/his investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or his shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which: a) contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading; b) contains a description of the broker’s or dealer’s duties to the customer and of the right; c) and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended; d) contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price; e) contains a toll-free number for inquiries on disciplinary actions; f) defines significant terms in the disclosure document or in the conduct of trading penny stocks; g) and contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer: a) the bid and offer quotations for the penny stock; b) the compensation of the broker-dealer and its salesperson in the transaction; c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; d) and monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

OUR LEGAL COUNSEL ALSO SERVES AS THE COMPANIES ESCROW AGENT AND THEREFORE IS NOT AN INDEPENDENT THIRD PARTY.

eBizware escrow agent, Harold P. Gewerter, Esq. Ltd., acts as legal counsel for EBizware and is therefore not an independent third party. If the Minimum Offering is not achieved within 360 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly within 5 days without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The fact that our attorney is not an independent third party will not have any impact on the Company’s ability to return funds if the minimum is not achieved within 360 days of the date of this prospectus.

THE ESCROW AGENT HERETO IS ALSO LEGAL COUNSEL FOR THE COMPANY RAISING A POTENTIAL CONFLICT OF INTEREST.

Harold P. Gewerter, Esq. Ltd., is acting as legal counsel for the issuer and is also acting as escrow agent for the offering and therefore is not an independent third party. Therefore there may be increased risk of loss of any funds placed into escrow. In addition, Mr. Gewerter’s position as escrow agent and legal counsel to the Issuer may create a conflict as it relates to requests by the Issuer to release funds from escrow and Mr. Gewerter’s duties to the investors under the escrow.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT SELL THE SHARES IN THIS OFFERING WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

eBizware has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable. Unless eBizware begins to generate sufficient revenues to finance operations as a going concern, eBizware may experience liquidity and solvency problems. Such liquidity and solvency problems may force eBizware to cease operations if additional financing is not available. No known alternative resources of funds are available to eBizware in the event it does not have adequate proceeds from this offering. However, eBizware believes that the net proceeds of the Offering will be sufficient to satisfy the launch and operating requirements for the next twelve months.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE SIGNIFICANT REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have generated minimal revenue to date from operations. In order for us to continue with our plans and operating our business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE MARKETS ACCEPTANCE OF OUR PRODUCTS. IF THE MARKET DOES NOT FIND OUR PRODUCTS DESIRABLE AND SUITABLE FOR THEIR USE AND WE CANNOT ESTABLISH A CUSTOMER BASE, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH COULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to offer a product that the market accepts and is willing to pay for is critically important to our success. We cannot be certain that the products we offer will be accepted by the market. As a result, there may not be any demand and our revenue stream could be limited and we may never realize any significant revenues. In addition, there are no assurances that the Company will generate revenues in the future even if we alter our marketing efforts and pursue alternative revenue generating products in the future.

THE LOSS OF THE SERVICES OF MARK W. DEFOOR COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR BUSINESS MODEL, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR INABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Mark W. DeFoor. If he were unable to perform his services, this loss of the services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with another individual qualified to develop our products and market our products. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE COMPANY’S INDUSTRY IS HIGHLY COMPETITIVE. IF WE CAN NOT MARKET DESIRABLE PRODUCTS THAT THE MARKET AND COMPANIES OR INDUSTRIES ARE WILLING TO PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

eBizware has many potential competitors marketing to the Company’s industry. We consider the competition is competent, experienced, and they have greater financial and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the marketing of their products than are available to us.

Some of our competitors in the industry also offer a wider range of products; have greater name recognition and more extensive customer bases than our Company. These competitors may be able to respond more quickly to new or changing opportunities and technology, undertake more extensive marketing activities, and adopt more aggressive pricing policies than our Company. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility. The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share. Competition existing, and future competitors could result in an inability to secure adequate customers and pay-per-employee numbers sufficient to support eBizware’s endeavors. eBizware cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

EBIZWARE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

eBizware has limited capital resources. Unless eBizware begins to generate sufficient revenues to finance operations as a going concern, eBizware may experience liquidity and solvency problems. Such liquidity and solvency problems may force eBizware to cease operations if additional financing is not available. No known alternative resources of funds are available to eBizware in the event it does not have adequate proceeds from this offering. However, eBizware believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

RISKS ASSOCIATED WITH THIS OFFERING

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING THE MINIMUM SHARES AND RECEIVING THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT. NO PROCEEDS FROM THIS OFFERING ARE REQUIRED TO BE RETURNED IF THE MINIMUM AMOUNT OF SHARES ARE SOLD.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. In the event we do not sell at least the minimum of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction. If we raise only the minimum offering, the Company will be able to complete its business plan as described (please see section titled “Management’s Discussion and Analysis or Plan of Operation” in this offering for a detailed discussion of the Milestones we plan to complete based on the three levels of offering proceeds we may receive from this offering). Any raise above the minimum (up to the maximum offering) will allow the more rapid expansion and completion of the business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between eBizware or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The principal shareholder of eBizware is Mark W. DeFoor who also serves as its Director, President, Secretary, and Treasurer. Mr. DeFoor holds 5,000,000 restricted shares of eBizware common stock. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.” Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of eBizware common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE MARK W. DEFOOR, EBIZWARE’ OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF EBIZWARE ISSUED AND OUTSTANDING COMMON STOCK.

Presently, Mark W. DeFoor, eBizware’s President, Secretary, and Treasurer and Director beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by eBizware security holders, including the election of directors. Mr. DeFoor would retain 75% ownership in eBizware common stock assuming the maximum offering is attained. Such concentrated control may also make it difficult for eBizware stockholders to receive a premium for their shares of eBizware common stock in the event eBizware enters into transactions, which require stockholder approval. In addition, certain provisions of Delaware law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of eBizware. For example, Delaware law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT SIGNIFICANT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $9,300 cost of this Registration Statement to be paid from proceeds raised. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about eBizware business, financial condition, and prospects that reflect eBizware management’s assumptions and beliefs based on information currently available. eBizware can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of eBizware assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within eBizware control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our mobile based human resource software, sufficient user numbers, the willingness of companies to pay fees sufficient to sustain operations, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which eBizware functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $9,300. Management prepared the milestones based on three levels of offering raise success: Minimum Offering proceeds raised of $10,000, 50% of the Maximum Offering proceeds raised ($37,500), and the Maximum Offering proceeds raised of $75,000 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Minimum Offering proceeds raised of $10,000 is budgeted to sustain operations for a twelve-month period. The minimum amount is sufficient to keep the Company current with its public listing status costs with prudently budgeted funds remaining which will be sufficient to complete the development of our marketing package. If the Company were to raise 50% of the Maximum Offering which is $37,500 then we would be able to expand our marketing and sales package. Raising the Maximum Offering of $75,000 will enable the Company to implement our full business. If we begin to generate profits, we plan to increase our marketing and sales activity accordingly. We anticipate starting generating profits approximately nine months following closing of the offering.

eBizware intends to use the proceeds from this offering as follows:

	Minimum		50% of Maximum		Maximum
Application of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	10,000	100.00	37,500	100.00	75,000	100.00

Offering Expenses
Legal & Professional Fees	5,000	50.00	5,000	13.33	5,000	13.33
Accounting Fees	3,500	35.00	3,500	9.33	3,500	9.33
Edgar Fees	800	8.0	800	2.13	800	2.13
Total Offering Expenses	9,300	93.00	9,300	24.80	9,300	12.40

Net Proceeds from Offering	700	7.00	28,200	75.20	65,700	87.60

Use of Net Proceeds
Website	700	7.00	10,000	26.66	10,000	13.33
Equipment	0	0	10,000	26.66	10,000	13.33
Advertising	0	0	4,000	10.66	15,000	20.00
Office Expansion	0	0	3,000	8.00	15,000	20.00
Working Capital	0	0	1,200	3.20	15,700	20.33
Total Use of Net Proceeds	700	7.00	28,200	75.20	64,500	87.60

Notes:

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives.

The minimum amount of potential offering proceeds will be sufficient to continue for 12months given the projects in place and the expected revenues therefrom.

We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to eBizware assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution figures based on Audited Financial Statements dated August 31, 2014.

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of eBizware issued and outstanding stock. This is due in part because of the common stock issued to the eBizware officer, director, and employee totaling 5,000,000 shares at par value $0.0001 per share versus the current offering price of $0.05 per share. eBizware net book value on August 31, 2014 was ($42.00).

If the Minimum Offering is sold, there will be 5,200,000 Shares of Common Stock outstanding. eBizware net book value will be approximately $0.0000 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0481 per share while the eBizware present stockholder will receive an increase of $0.0019 per share in the net tangible book value of the shares that he holds. This will result in a 96.20% dilution for purchasers of stock in this offering.

If the 50% of the Maximum Offering is sold, there will be 5,750,000 Shares of Common Stock outstanding. eBizware net book value will be approximately $0.0000 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0435 per share while the eBizware present stockholder will receive an increase of $0.0065 per share in the net tangible book value of the shares that he holds. This will result in an 87% dilution for purchasers of stock in this offering.

If the Maximum Offering is sold, there will be 6,500,000 Shares of Common Stock outstanding. eBizware net book value will be approximately $0.0000 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0385 per share while the eBizware present stockholder will receive an increase of $0.0115 per share in the net tangible book value of the shares that he holds. This will result in a 77% dilution for purchasers of stock in this offering.

This table represents a comparison of the price paid by purchasers of the common stock in this offering and the individual who purchased shares in eBizware previously:

	Minimum Offering	Maximum Offering 50%	Maximum Offering 100%
Book Value Per Share Before the Offering	$0.0000	0.0000	0.0000

Book Value Per Share After the Offering (1)	$0.0019	0.0065	0.0115

Net Increase to Original Shareholders	$0.0019	0.0065	0.0115

Decrease in Investment to New Shareholders	$0.0481	0.0435	0.0385

Dilution to New Shareholders (%)	96.20%	87%	77%

Note:

Calculations based on after deducting Offering Expenses estimated in aggregate, at $9,300.

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officer and Director

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to his for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the effective date of this prospectus, Mr. DeFoor, the sole officer and director, intends to advertise through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Mr. DeFoor will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in eBizware as a possible investment. In offering the securities on our behalf, Mr. DeFoor will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. DeFoor will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.

Mr. DeFoor is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.

Mr. DeFoor is an officer and director and will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.

Mr. DeFoor is an officer and director and is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.

Mr. DeFoor is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

eBizware is offering on a best efforts, self-underwritten basis a minimum of 200,000 and a maximum of 1,500,000 shares of its common stock.

eBizware is offering, on a best efforts, self-underwritten basis, a minimum of 200,000 and a maximum of 1,500,000 shares of its common stock at a fixed price of $0.05 per share. The price of $0.05 per share is fixed for the duration of the offering. There is no minimum investment required from any individual investor. This is the initial offering of Common Stock of eBizware and no public market exists for the securities being offered. The shares are intended to be sold directly through the efforts of Mark W. DeFoor, our sole officer and director. No commission or other compensation related to the sale of the shares will be paid to our officer and director. Mr. DeFoor, intends to advertise through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Mr. DeFoor will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in eBizware as a possible investment. The shares are being offered for a period not to exceed 360 days. If the Minimum Offering is not achieved within 360 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly within 5 days without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The offering may terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares is completed, (ii) anytime after the minimum offering of 200,000 shares of common stock is achieved, or (iii) 360 days from the effective date of this document. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The subscription proceeds from the sale of the shares in this offering will be payable to “Harold P. Gewerter, Esq. Ltd., Client Trust Account f/b/o eBizware, Inc.” and will be deposited in a separate (limited to funds received on behalf of eBizware) non-interest bearing law office trust bank account until the Minimum Offering proceeds are raised. No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest bearing account). All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to eBizware until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent, Harold P. Gewerter, Esq. Ltd. Release of the funds to the Company is based upon our escrow agent, Harold P. Gewerter, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company. Written notice will be mailed to each investor that the minimum offering amount has been received and the offering proceeds have been distributed to the Company. All subscription agreements and checks should be delivered to Harold P. Gewerter, Esq. Ltd. Failure to do so will result in checks being returned to the investor who submitted the check. eBizware escrow agent, Harold P. Gewerter, Esq. Ltd., acts as legal counsel for eBizware and is therefore not an independent third party.

The officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, eBizware has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if eBizware were to enter into such arrangements, eBizware will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which eBizware has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, eBizware has identified Nevada and California as the states where the offering will be sold.

Deposit of Offering Proceeds

The subscription proceeds from the sale of the shares in this offering will be payable to “Harold P. Gewerter, Esq. Ltd., Client Trust Account f/b/o eBizware, Inc.” (“Trust Account”) and will be deposited in a separate (limited to funds received on behalf of eBizware) non-interest bearing law firm trust bank account. The Escrow Agent shall cause Wells Fargo Bank to process all Escrow Amounts for collection through the banking system. All subscription agreements and checks should be delivered to “Harold P. Gewerter, Esq. Ltd., 5536 S. Fort Apache, Suite 102, Las Vegas, Nevada 89148. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending the achievement of the Minimum Offering and no funds shall be released to eBizware until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent, Harold P. Gewerter, Esq. Ltd. If the Minimum Offering is not achieved within 360 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. All subscription agreements and checks should be delivered to Harold P. Gewerter, Esq. Ltd. Failure to do so will result in checks being returned to the investor who submitted the check. eBizware escrow agent, Harold P. Gewerter, Esq. Ltd., acts as legal counsel for eBizware and is therefore not an independent third party. The offering may terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares is completed, (ii) anytime after the minimum offering of 200,000 shares of common stock is achieved, or (iii) 360 days from the effective date of this document. The fee of the Escrow Agent is $1,500.00. (See Exhibit 99.2).

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99.2) and sending it together with payment in full to “Harold P. Gewerter, Esq. Ltd., Client Trust Account f/b/o eBizware, Inc.” 5536 S. Fort Apache, Suite 102, Las Vegas, Nevada 89148. All payments are required in the form of United States currency either by personal check, bank draft, bank wire, or by cashier’s check. There is no minimum investment by any individual investor of shares required to be purchased. eBizware reserves the right to either accept or reject any subscription. Conditions for the acceptance of a subscription agreement include an acceptable method of payment, completion of a subscription agreement, and funds must come through the efforts of our President Mark W. DeFoor as acceptance of funds in any other event would fall outside the procedures set forth in this registration. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once eBizware accepts a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES

eBizware authorized capital stock consists of 425,000,000 shares of common stock with a par value $0.0001 per share and 75,000,000 shares of preferred stock with a par value of $0.0001 per share.

COMMON STOCK

eBizware authorized capital stock consists of 425,000,000 shares of common stock, with a par value of $0.0001 per share.

The holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.

Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

PREFERRED STOCK

eBizware authorized capital stock consists of 75,000,000 shares of preferred stock, with a par value of $0.0001 per share.

The holders of our preferred stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.

Are entitled to share ratably in all of assets available for distribution to holders of preferred stock upon liquidation, dissolution, or winding up of corporate affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of eBizware common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of eBizware directors.

PREEMPTIVE RIGHTS

No holder of any shares of eBizware stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

CASH DIVIDENDS

As of the date of this prospectus, eBizware has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. eBizware does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, eBizware will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception (December 31, 2013) to August 31, 2014 are included in this prospectus. They were audited by MaloneBailey, LLP. We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

Harold P. Gewerter, Esq. Ltd., 5536 S. Fort Apache, Suite 102, Las Vegas, Nevada 89148, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering. Harold P. Gewerter, Esq. Ltd., is the named escrow agent for establishing a non-interest bearing bank account at the branch of Wells Fargo. The Escrow Agent fee is $1,500.00 and is payable upon establishing the escrow account.

DESCRIPTION OF OUR BUSINESS

General Information

eBizware.com, Inc. (the “Company”), a Delaware corporation, was formed on December 31, 2013. The Company is headquartered at 5251 West 116th Place, Suite 200, Overland Park Kansas 66211. The Company was formed to continue the development and distribution of a software solution that provides visual online data resource for our customers to integrate with third party implementations.

The website’s user interface, www.ebizware.com, was developed using open source tools based on the Twitter Bootstrap framework CSS3 and HTML5. The database was developed using a combination of resources to meet the needs of both the responsive web portal, writing in Microsoft’s SQL server 2012, and the appliance app, written in MongoDB. The website resides on a server farm located in a third party location. The website is protected with a security certificate offering RSA (2,048 bit) encryption. Information included on our website is not a part of this Prospectus.

The exchange of data is a constant problem for most organizations no matter what their size.  eBizware began operations with the intent of providing customers with middle-ware applications.  Our tools allow for the customer to attach our software to their resident database, no matter the manufacturer, via an online connection string builder.  Once the customers database is attached to the eBizware tool, you have the ability, through our online resource, resident or on one of our servers to choose the data you would like to distribute and how you would like to distribute it.  eBizware offers several standard delivery options, the system can deliver a .csv file (comma separated value file), a txt file, web service or API (application programming interface), all without any additional programming or resources.

The system is currently operational and in production for two customers.  We are working towards the next release, which will include a complete Email Notification Factory.  The email factory will allow current customers the ability to map the data from our production system and create bulk email notifications from those results.  The factory is in beta testing now and should be able to be in production within the next 60 days.

The Company began generating revenue in September 2014 from a related party and has several options to increase the revenue. Our revenue model is a subscription service, paid monthly prior to the beginning of that month.

The Company’s sole officer and director will own over 75% after this offering is completed at the maximum offering. As a result, Mr. DeFoor will have control of the Company. Mr. Mark W. DeFoor, the Company’s president, owns 5,000,000 of the Company’s common stock.

eBizware administrative office is located at Overland Park5251 West 116th Place, Suite 200, Overland Park, KS 66211.

eBizware fiscal year end is August 31st.

Patents and Trademarks

At the present we do not have any patents or trademarks.

Need for any Government Approval of Services

We do not require any government approval for our services.

In the event any of our operations or products requires government approval, we will comply with any and all local, state and federal requirements.

Government and Industry Regulation

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities

Other than time spent researching our business and proposed markets and segmentation, the Company has not spent any funds on research and development activities to date. In the event opportunities arise from our operations, the Company may elect to initiate research and development activities, but the Company has no plans for any activities to date.

Environmental Laws

Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements

We currently have one employee, our executive officer, Mark W. DeFoor who currently devotes approximately 15 hours a week to our business and is responsible for the primary operation of our business. Once the public offering is closed, Mr. DeFoor plans to spend the time necessary for the development of the marketing campaign, and direct the primary operations of the business. There are no formal employment agreements between the company and our current employee.

DESCRIPTION OF PROPERTY

eBizware has administrative offices located at 5251 West 116th Place, Suite 200, Overland Park Kansas 66211. Regus provides the office for $59/month. The agreement is for a term of twelve months. As of August 31, 2014, the Company has 5 months remaining on this lease with a January 31, 2015 expiration. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/his investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or his shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•

Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

•

Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

•

Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

•

Contains a toll-free number for inquiries on disciplinary actions;

•

Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•

The bid and offer quotations for the penny stock;

•

The compensation of the broker-dealer and its salesperson in the transaction;

•

The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We currently do not have a stock transfer agent. eBizware has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The exchange of data is a constant problem for most organizations no matter what their size.  eBizware began operations with the intent of providing customers with middle-ware applications.  Our tools allow for the customer to attach our software to their resident database, no matter the manufacturer, via an online connection string builder.  Once the customers database is attached to the eBizware tool, you have the ability, through our online resource, resident or on one of our servers,  to choose the data you would like to distribute and how you would like to distribute it.  eBizware offers several standard delivery options, the system can deliver a .csv file (comma separated value file), a txt file, web service or API (application programming interface), all without any additional programming or resources.

The system is currently operational and in production for two customers.  We are working towards the next release, which will include a complete Email Notification Factory.  The email factory will allow current customers the ability to map the data from our production system and create bulk email notifications from those results.  The factory is in beta testing now and should be able to be in production within the next 60 days.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying Audited Balance Sheet Data the Company has accumulated losses in the amount of $542 for the period from Inception, December 31, 2013, to August 31, 2014. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for August 31, 2014 and February 28, 215. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:

	August 31, 2014	February 28, 2015
Cash	$500	6,699
Total assets	$500	10,499
Total liabilities	$542	4,601
Shareholders’ (deficit) equity	$(42)	5,848

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our sole officer and director, has verbally agreed to advance the Company funds to complete the registration costs and other costs that occur until the potentially twelve months that the offering will continue.

In support of the Company’s efforts and cash requirements, it is relying on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. Amounts represent advances or amounts paid in satisfaction of certain liabilities as they come due. The majority shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect. The Company is dependent upon the continued support of this member. Mr. DeFoor, our sole office and director, has agreed to advance the Company funds to meet its obligations including the expenses necessary to stay current with accounting and audit. We anticipate the costs of these obligations could total approximately $10,000 and these advances will not be repaid from the raised funds. While management estimates $10,000 for such costs; there is no maximum amount of funds that Mr. DeFoor has agreed to provide. Mr. DeFoor, because he is the sole office and director, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds.

The Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section upon receipt of the first proceeds received from the raise. Release of the funds to the Company is based upon our escrow agent, The Harold P. Gewerter, Esq. Ltd.., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A)

the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)

the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)

the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D)

the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A(a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Liquidity and Capital Resources

As of August 31, 2014 we had current assets $500, consisting of $500 in cash. Current liabilities at August 31, 2014, totaled $542. As of February 28, 2015 we had current assets of$10,449, consisting of $6,699 in cash and $3,750 in receivables. Current liabilities at February 28, 2015, totaled $4,601.  The Company has an accumulated earnings of $5,348 from inception (December 31, 2013) through February 28, 2015 and an accumulated deficit from inception (December 31, 2013) through August 31, 2014.

Plan of Operation

eBizware.com, Inc. (the “Company”), a Delaware corporation, was formed on December 31, 2013. The Company is headquartered at 5251 West 116th Place, Suite 200, Overland Park Kansas 66211. The Company was formed to continue the development and distribution of a software solution that provides visual online data resource for our customers to integrate with third party implementations.

The website’s user interface, www.ebizware.com, was developed using open source tools based on the Twitter Bootstrap framework CSS3 and HTML5. The database was developed using a combination of resources to meet the needs of both the responsive web portal, writing in Microsoft’s SQL server 2012, and the appliance app, written in MongoDB. The website resides on a server farm located in a third party location. The website is protected with a security certificate offering RSA (2,048 bit) encryption. Information included on our website is not a part of this Prospectus.

The Company began generating revenue in September 2014 and has several options to increase the revenue. Our revenue model is a subscription service, paid monthly prior to the beginning of that month.

Results of Operations

We have generated related party revenue from December 31, 2013 (inception) to February 28, 2015 in the amount of $22,500. As a result, we have reported a net income of $5,348 for the period from December 31, 2013 through February 28, 2015.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying audited financial statements, the Company has accumulated losses in the amount of $542 for the period from Inception December 31, 2013 to August 31, 2014. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The pace of the growth of the Company is dependent upon its ability to obtain financing through this public offering and upon future profitable operations from the development of its planned business. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

CRITICAL ACCOUNTING POLICIES

A.

BASIS OF ACCOUNTING

The financial statements are prepared using the accrual method of accounting. The statements were prepared following generally accepted accounting principles of the United States of America consistently applied. The Company has elected an August 31 year end.

B.

BASIC EARNINGS PER SHARE

The Company has adopted ASC Topic 260 “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period. There are no dilutive shares outstanding.

No significant realized exchange gains or losses were recorded from audit period Inception, December 31, 2013 to August 31, 2014 the Company had $500 in cash and equivalents at audited period ending Inception, December 31, 2013 to August 31, 2014.

C.

CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $500 in cash and cash equivalent at audit period ending August 31, 2014.

D.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E.

INCOME TAXES

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with ASC Topic 740, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE

None.

FINANCIAL DISCLOSURE

Our fiscal year end is August 31. We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from the Date of Inception, December 31, 2013, through August 31, 2014 are located in the section titled “Financial Statements”.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as Director	Position
Mark W. DeFoor*	44	December 2013	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principle Accounting Officer, Sole Director

* For period from Inception (December 31, 2013) through current, Mr. Mark W. DeFoor serves as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principle Accounting Officer, and sole Director of the Company.

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

The following information sets forth the backgrounds and business experience of the directors and executive officers.

Mark W. DeFoor – President, Secretary, Treasurer and Director

Mark W. DeFoor

Mr. DeFoor has over 20 years of technical design and implementation experience.  He brings the ability to architect and construct complex system solutions to most issues.

2010 – Present – Member – simTraction LLC - simTraction LLC provides business and technology consulting services.

December 31, 2013 – present - Chief Executive Officer, Secretary and Treasurer by the Company’s board of directors of eBizware Inc.

From November 13, 2007 through December 28, 2009 - Mr. DeFoor was the President and CEO and director of Title Starts Online Inc (OTCBB: TTSO). On December 28, 2009, Mr. DeFoor entered into a share exchange agreement to sell his shares to AMP Holdings, Inc., and he resigned from the board of directors on that date.

From November 11, 2011 through November 14, 2013 - Mr. DeFoor was an officer and director for publicly-traded SECURE NetCheckIn Inc (OTCBB: SNEC).

From June 2010 through December 2011 - Mr. DeFoor was an owner in nVestia which was established to provide financial advisor services.  He resigned from that office and the board on November 14, 2013.

From January 1, 2012 through November 13, 2013 - Mr. DeFoor was the co-owner of a privately-held business that provided a technology solution for mortgage sales, processing, and back office services to regional banks.

From 1995 – present – Mr. DeFoor started, acquired and maintained more than two dozen successful companies in almost every industry.  Each venture revolves around an inefficiency in a market which can be filled with a technical solution.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied within a timely fashion.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our President, Secretary, Treasurer, and Director who occupied such position as of the date of this Prospectus, for all services rendered in all capacities to us for the period from Inception (April 8, 2014) through July 6, 2015. The Company does not have employment agreements with any of the persons named below (and has not presently entered into such agreements with any such persons), and does not pay them a salary or other compensation at the present time We also do not currently have any benefits, such as health or life insurance, available to our employees.

		Salary	Bonus	Stock awards	Option awards	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	All other compensation	Total
Name and Position	Year*	($)	($)	($)	($)	($)	($)	($)	($)

Mark W. DeFoor	2013	−	−	−	−	−	−	−	−
President, CEO, CFO , Secretary, Treasurer, Director	2014	−	−	−	−	−	−	−	−

* For period from Inception (December 31, 2013) through current, Mr. Mark W. DeFoor serves as President, CEO, CFO, Secretary, Treasurer and Director of the Company.

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Our directors did not receive any compensation for their services as directors from our inception to the date of this Prospectus. We have no formal plan for compensating our directors for their services in the future in their capacity as directors; however we will reimburse any director for out-of-pocket expenses incurred with board meetings.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the Date of Incorporation on December 31, 2013, eBizware has not compensated Mr. DeFoor, the President, Secretary and Treasurer. The Board of Directors will determine future compensation and, as appropriate, employment agreements executed. We do not have any employment agreements in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

		Amount of	Percent of Class
Title of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Beneficial Ownership(2)	Before Offering	After Maximum Offering(3)	After Minimum Offering
Common	Mark W. DeFoor, President, CEO, and Director	5,000,000	100%	76%	96%

All Officers and Directors as a Group		5,000,000	100%	76%	96%

(1)

The address of each executive officer and director is c/o eBizware, Overland Park5251 West 116th Place, Suite 200, Overland Park, KS 66211.

(2)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3)

Assumes the sale of the maximum amount of this offering (5,000,000 shares of common stock) by eBizware. The aggregate amount of shares to be issued and outstanding after the offering is $200,000.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 5,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mark W. DeFoor is our sole officer and director.  eBizware has administrative offices located at 5251 West 116th Place, Suite 200, Overland Park Kansas 66211. Regus provides the office for $59/month. The agreement is for a term of twelve months. The Company’s original lease expired on January 31, 2015 and the company has continued on a month to month basis on the same terms.

On December 31, 2013, the Company issued 5,000,000 shares of common stock at $0.0001 par value to Mark W. DeFoor, the Company’s founder, for an equity investment received in the amount of $500.

The Company had the following activity with related parties:

Balance – August 31, 2014		$542
Decrease in accounts payable related party	(2)	(3,441)
Increase in accounts payable related party	(1)	3,500
Balance – February 28, 2015		$601

(1)

On October 6, 2014, the Company borrowed $3,500 from its President and CEO Mark DeFoor. The amount due is unsecured, due upon demand and non-interest bearing.

(2)

Represents $3,441 of amounts paid to Mark DeFoor, the Company’s President and CEO, on the advances which are unsecured, due on demand and non-interest bearing.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

In support of the Company’s efforts and cash requirements, it is relying on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. Amounts represent advances or amounts paid in satisfaction of certain liabilities as they come due. The majority shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect. The Company is dependent upon the continued support of this member. Mr. DeFoor, our sole officer and director, has agreed to advance the Company funds to meet its obligations including the expenses necessary to stay current with accounting and audit. We anticipate the costs of these obligations could total approximately $10,000 and these advances will not be repaid from the raised funds. While management estimates $10,000 for such costs; there is no maximum amount of funds that Mr. DeFoor has agreed to provide. Mr. DeFoor, because he is the sole office and direct, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds.

On June 30, 2014, the Company signed a two-year service agreement with a related third party, Cool Creek Solutions, LLC. Cool Creek Solutions, LLC is a related third party because the Mark W. DeFoor’ father, William DeFoor Jr., owns a minority interest in Cool Creek Solutions, LLC. Cool Creek Solutions, LLC is paying the Company a fixed fee of $3,750 per month for a period of 2 years.

The Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section upon receipt of the first proceeds received from the raise. Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.

The Company does not have an employment contract with its key employee Mr. Mark W. DeFoor who is the President and sole officer of the Company.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

FINANCIAL STATEMENTS

eBIZWARE INC.

INDEX TO FINANCIAL STATEMENTS

For the Period from December 31, 2013 (Inception) to August 31, 2014

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

eBizware, Inc.

Overland Park, KS

We have audited the accompanying balance sheet of eBizware, Inc., (the “Company") as of August 31, 2014, and the related statements of operations, changes in stockholders' deficit and cash flows for the period from December 31, 2013 (Inception) through August 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eBizware, Inc. as of August 31, 2014, and the results of its operations and its cash flows for the period from December 31, 2013 (Inception) through August 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates continuity of business, realization of assets, and liquidation of liabilities in the ordinary course of business. As discussed in Note 2 to the financial statements, the Company is newly formed and has limited operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Malone Bailey, LLP

www.malonebailey.com

Houston, Texas

December 19, 2014

eBIZWARE INC.

BALANCE SHEET

ASSETS	August 31, 2014

CURRENT ASSETS
Cash	$500
Total current assets	500

TOTAL ASSETS	$500

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable - related party	$542
Total current liabilities	542

TOTAL LIABILITIES	542

STOCKHOLDERS' DEFICIT
Preferred stock; $0.0001 par value, authorized: 75,000,000 shares. No shares issued and outstanding as of August 31, 2014	−
Common stock; $0.0001 par value, authorized: 425,000,000 shares. 5,000,000 shares issued and outstanding as of August 31, 2014	500
Additional paid-in capital	-
Accumulated deficit	(542)
Total stockholders' deficit	(42)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$500

The accompanying notes are an integral part of these financial statements

eBIZWARE INC.

STATEMENT OF OPERATIONS

For The Period From December 31, 2013 (Inception) Through August 31, 2014

OPERATING EXPENSES
General and administrative expense	$542

TOTAL OPERATING EXPENSES	542

NET LOSS BEFORE INCOME TAXES	(542)

INCOME TAX EXPENSE	−

NET LOSS	$(542)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING, BASIC AND DILUTED	5,000,000

The accompanying notes are an integral part of these financial statements

eBIZWARE INC.

STATEMENT OF STOCKHOLDERS' DEFICIT

FOR THE PERIOD FROM DECEMBER 31, 2013 (INCEPTION) THROUGH AUGUST 31, 2014

	Common Stock		Preferred Stock				Additional Paid-In		Accumulated	Total Stockholders'
	Shares	Par Value	Shares		Par Value		Capital		Deficit	Deficit
Balance - December 31, 2013 (inception)	5,000,000	$500	−	$	−	$	−	$	−	$500

Net loss	−	−	−		−		−		(542)	(542)

Balance - August 31, 2014	5,000,000	$500	−	$	−	$	−		$(542)	$(42)

The accompanying notes are an integral part of these financial statements

eBIZWARE INC.

STATEMENT OF CASH FLOW

		For The Period From December 31, 2013 (Inception) Through August 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(542)

Adjustments to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities		−
Net cash used in operating activities		(542)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock		500
Advance from related party		542
Net cash provided by financing activities		1,042

NET INCREASE IN CASH AND CASH EQUIVALENTS		500

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD		−

CASH AND CASH EQUIVALENTS - END OF PERIOD		$500

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$	−
Cash paid for income taxes	$	−

The accompanying notes are an integral part of these financial statements

eBIZWARE INC.

Notes to Financial Statements

For the Period from December 31, 2013 (Inception) to August 31, 2014

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

eBizware Inc. (the “Company”), was incorporated in the State of Delaware on December 31, 2013 and established a fiscal year end of August 31. The Company was formed to continue the development and distribution of a software solution that provides visual online data resource for our customers to integrate with third party implementations.

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information.

Going concern

These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

The company was recently formed and has not established sufficient operations or revenues to sustain the company. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, implement its business plan, and generate significant revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company plans on raising capital though the sale of equity or debt instruments to implement its business plan.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the period ended August 31, 2014 include the valuation of deferred tax assets, and the value of stock-based compensation and contributed services.

Fair value of financial instruments and fair value measurements

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

•

Level 1 – Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

•

Level 2 – Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

•

Level 3 – Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable, accrued expenses, and due to related parties approximate their fair market value based on the short-term maturity of these instruments. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of August 31, 2014.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term highly liquid investments purchased with original maturities of three months or less. There were no cash equivalents at August 31, 2014.

Accounts receivable and allowance for doubtful accounts

Accounts receivables may result from our brand development and marketing, distribution and sales services. Management must make estimates of the un-collectability of accounts receivable. Management specifically analyzed customer concentrations, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts.

Revenue recognition

The Company will recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Income taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the asset or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10). Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a "more-likely-than-not" threshold. As of August 31, 2014, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying financial statements.

Net loss per common share

Basic and diluted net loss per common share are computed based on the weighted-average common shares and common share equivalents outstanding during the period. At August 31, 2014, there were no outstanding common share equivalents.

Recent Accounting Pronouncements

In August 2014, the Company elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage

NOTE 3 – ACCOUNTS PAYABLE – RELATED PARTY

The Company had the following activity with related parties:

Balance – December 31, 2011	$	−
Increase in accounts payable related party(1)		542
Balance – August 31, 2014		$542

Represents amounts owed to Mark DeFoor, the Company’s President and CEO, the amount due is unsecured, due on demand, and none interest bearing.

NOTE 4 – STOCKHOLDERS’ DEFICIT

Common stock sold for cash

On December 31, 2013, the Company issued 5,000,000 shares for $500 at a price of $0.0001 per share.

NOTE 5 – INCOME TAXES

The Company maintains deferred tax assets that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. These deferred tax assets consist of net operating loss carryforward. The net deferred tax asset has been fully offset by a valuation allowance because of the Company's history of losses.

The Company’s approximate net deferred tax asset as of August 31, 2014 is as follows:

Deferred Tax Asset:
Net operating loss carryforward		$206
Valuation allowance		(206)
Net deferred tax asset	$	−

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended August 31, 2014 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. The potential tax benefit arising from the loss carryforward will expire in 2034.

Additionally, the future utilization of the net operating loss carryforward to offset future taxable income may be subject to an annual limitation as a result of ownership changes that could occur in the future. If necessary, the deferred tax assets will be reduced by any carryforward that expire prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Commitments

On January 21, 2014, the Company entered into a lease agreement with Regus Management. Regus provides the office for $59/month. The agreement is for a term of twelve months. As of August 31, 2014, the Company has 5 months remaining on this lease with a January 31, 2015 expiration.

Legal services

On October 1, 2014, the Company entered into a service agreement with a law firm. In accordance to the agreement, the Company agreed to pay the law firm a flat fee of $8,000 for costs associated with the filing of the Form S-1 registration statement. The law firm provides the services as necessary for the Company’s going public transaction in exchange for the flat fee.

NOTE 7 – SUBSEQUENT EVENTS

Management has reviewed all events subsequent to August 31, 2014 and through December 19, 2014, which is the date these financials were available to be issued,  and has identified the following:

Concentration of Revenue

For the period ended August 31, 2014, the Company has no revenue. On June 30, 2014, the Company signed a two year service agreement with a related third party, Cool Creek Solutions. Cool Creek Solutions, LLC is paying the Company a fixed fee of $3,750 per month for a period of 2 years. Revenue from inception through August 31, 2014 does not include this revenue which will begin on September 20, 2014.

On October 6, 2014, the Company borrowed $3,500 from its President and CEO, Mark DeFoor. The amount due is unsecured, due on demand, and non-interest bearing.

eBIZWARE INC.

INDEX TO UNAUDITED FINANCIAL STATEMENTS

February 28, 2015

CONTENTS

Financial Statements
Balance Sheet- Unaudited	F-12
Statement of Operations- Unaudited	F-13
Statement of Cash Flows- Unaudited	F-14
Notes to Financial Statements- Unaudited	F-15

eBIZWARE INC.
BALANCE SHEETS
(Unaudited)

	February 28, 2015	August 31, 2014

ASSETS
CURRENT ASSETS
Cash	$6,699	$500
Accounts receivable	3,750	-
Total current assets	10,449	500

TOTAL ASSETS	$10,449	$500

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$4,000	$-
Accounts payable - related party	601	542
Total current liabilities	4,601	542

TOTAL LIABILITIES	4,601	542

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock; $0.0001 par value, authorized: 75,000,000 shares, no shares issued and outstanding	-	-
Common stock; $0.0001 par value, authorized: 425,000,000 shares, 5,000,000 shares issued and outstanding	500	500
Additional paid-in capital	-	-
Accumulated earnings (deficit)	5,348	(542)
Total stockholders' equity (deficit)	5,848	(42)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$10,449	$500

The accompanying notes are an integral part of these unaudited financial statements

eBIZWARE INC.
STATEMENTS OF OPERATIONS
(Unaudited)

	For The Three Months Ended February 28, 2015	For The Six Months Ended February 28, 2015

REVENUE
Software revenue- related party	$11,250	$22,500

OPERATING EXPENSES
General and administrative expense	5,028	16,610

TOTAL OPERATING EXPENSES	5,028	16,610

NET INCOME BEFORE INCOME TAXES	6,222	5,890

INCOME TAX EXPENSE	-	-

NET INCOME	$6,222	$5,890

BASIC AND DILUTED NET INCOME PER COMMON SHARE	$0.00	$0.00

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING, BASIC AND DILUTED	5,000,000	5,000,000

The accompanying notes are an integral part of these unaudited financial statements

eBIZWARE INC.
STATEMENT OF CASH FLOW
(Unaudited)

For The Six Months Ended February 28, 2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,890
Adjustments to reconcile net income to net cash provided by operating activities:
Accounts receivable	(3,750)
Accounts payable	4,000
Net cash provided by operating activities	6,140

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowing on related party debt	3,500
Payments on related party debt	(3,441)
Net cash used in financing activities	(59)

NET INCREASE IN CASH AND CASH EQUIVALENTS	6,199

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	500

CASH AND CASH EQUIVALENTS - END OF PERIOD	$6,699

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these unaudited financial statements

eBIZWARE INC.

Notes to Financial Statements

(Unaudited)

NOTE 1 - BASIS OF PRESENTATION AND GOING CONCERN

eBizware Inc. (the “Company”), was incorporated in the State of Delaware on December 31, 2013 and established a fiscal year end of August 31. The Company was formed to continue the development and distribution of a software solution that provides visual online data resource for our customers to integrate with third party implementations.

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in the Form S-1, have been omitted.

Going concern

These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

The company was recently formed and has not established sufficient operations or revenues to sustain the company. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, implement its business plan, and generate significant revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company plans on raising capital though the sale of equity or debt instruments to implement its business plan.

NOTE 2 - RELATED PARTY

The Company had the following activity with related parties:

Balance – August 31, 2014		$542
Decrease in accounts payable related party	(2)	(3,441)
Increase in accounts payable related party	(1)	3,500
Balance – February 28, 2015		$601

(1)

On October 6, 2014 the Company borrowed $3,500 from its President and CEO, Mark DeFoor. The amount due is unsecured, due on demand, and non-interest bearing.

(2)

Represents $3,441 of amounts paid to Mark DeFoor, the Company’s President and CEO, on the advances which are unsecured, due on demand, and non- interest bearing.

NOTE 3 – COMMITMENTS AND CONTINGENCIES

Commitments

On January 21, 2014, the Company entered into a lease agreement with Regus Management. The agreement is for a term of twelve months. Regus provides the office for $59/month. On January 31, 2015, the agreement expired.  As of February 28, 2015, the Company continues on a month to month basis without penalty for termination.

NOTE 4 – REVENUE- RELATED PARTY

Concentration of Revenue- Related party

For the six months ended February 28, 2015, the Company has $22,500 in revenue. On June 30, 2014, the Company signed a two year service agreement with a related party, Cool Creek Solutions. Cool Creek Solutions was majority owned by an immediate family member of the Company’s CEO. Cool Creek Solutions, LLC is paying the Company a fixed fee of $3,750 per month for a period of 2 years. Revenue is recognized each month as the services are performed.

NOTE 5 – SUBSEQUENT EVENTS

Management has reviewed all events subsequent to March 1, 2015 and through June 18, 2015, which is the date these financials were available to be issued, and noted none.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by eBizware in connection with registering the sale of the common stock. eBizware has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the minimum proceeds are raised.

Legal and Professional Fees	$5,000
Accounting Fees	$3,500
Edgar Fees	$800

Total:	$9,300

INDEMNIFICATION OF DIRECTORS AND OFFICERS

eBizware’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. eBizware indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Delaware law also provides for discretionary indemnification for each person who serves as or at eBizware request as an officer or director. eBizware may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, eBizware’s best interests. In a criminal action, he/he must not have had a reasonable cause to believe his conduct was unlawful.

DELAWARE LAW

Pursuant to the provisions of Delaware Statutes, eBizware shall indemnify any director, officer and employee as follows: Every director, officer, or employee of eBizware shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/he may be made a party, or in which he/he may become involved, by reason of being or having been a director, officer, employee or agent of eBizware or is or was serving at the request of eBizware as a director, officer, employee or agent of eBizware, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of eBizware. eBizware shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of eBizware as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On April 8, 2014 the Company issued 5,000,000 shares of common stock at $0.0001 par value to Mark W. DeFoor, the Company’s founder, for an equity investment received in the amount of $500.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

EXHIBITS

The following exhibits are included with this registration statement:

Exhibit Number	Name/Identification of Exhibit

3.1	Articles of Incorporation
3.2	Bylaws
5	Opinion of Harold P. Gewerter, Esq.
23.1	Consent of Independent Auditor
23.2	Consent of Counsel (See Exhibit 5)
99	Additional Exhibits
99.1	Subscription Agreement

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)

To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(v)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Overland Park, State of Kansas on July 6, 2015.

EBizware

(Registrant)

By: /s/ Mark W. DeFoor

Mark W. DeFoor

President, Secretary, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark W. DeFoor	President, Secretary, Treasurer and Director, CEO, CFO, CAO	July 6, 2015
Mark W. DeFoor

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